EXHIBIT 32.1

IMAGIN MOLECULAR CORPORATION
(Formerly Known As)
Cipher Holding Corporation

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Cipher Multimedia, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof, I, Patrick Rooney, President, Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the quarterly report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2005

/s/ Corey Conn
Chief Executive Officer, Director

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.